                               TECHNOLOGY LICENSE
                                       AND
                             DISTRIBUTION AGREEMENT*


     This Technology License and Distribution Agreement (the "Agreement") is entered into this 18th day of July, 1996 (the "Effective Date") between Sun Microsystems, Inc, acting by and through its JavaSoft business unit ("Sun") with its principal place of business at 2550 Garcia Avenue, Mountain View, California 94043 and GemStone Systems, Inc., an Oregon corporation with its principal place of business at 15400 N.W. Greenbrier Parkway, Suite 280, Beaverton, OR 97006 ("Licensee").

                                    RECITALS

     WHEREAS Sun wishes to license its Java[TM]technology while maintaining compatibility among Java language based products; and

     WHEREAS Sun wishes to protect and promote certain trademarks used in connection with Java technology; and

     WHEREAS Licensee wishes to develop and distribute products based upon Sun's Java technology;

     NOW THEREFORE, Sun and Licensee enter into this Technology Licensing and Distribution Agreement on the following terms.

1.0      DEFINITIONS

     1.1 "Applet Application Programming Interface" or "AAPI" means (a) the public programming interface to the Java Applet Environment reflected in the Technology as identified in Exhibit A, (b)the bytecode specification in the Documentation entitled "Java Virtual Machine Specification," (c) the Java language specification in the Documentation entitled "Java Language Specification" and (d) the Java API Specification; all as modified by Sun during the term of this Agreement.

     1.2  "Applet"  means a Java  program  which  (i)  conforms  to the AAPI and
(ii) when compiled, consists of Java byte codes executable by the Java Runtime interpreter (but does not include or incorporate the Java Runtime Interpreter or Java Classes).

     1.3 "Derivative Work(s)" means: (i) for material subject to copyright or mask work right protection, any work which is based upon one or more pre-existing works of the Technology, such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation or any other form in which such pre-existing works may be recast, transformed or adapted, (ii) for patentable or patented materials, any adaptation, subset, addition, improvement or combination of the Technology, and (iii) for material subject to trade secret protection, any new material, information or data relating to and derived from the Technology, including new material which may be protectable by copyright, patent or other proprietary rights, and, with respect to each of the above, the preparation, use and/or distribution of which, in the absence of this Agreement or other authorization from the owner, would constitute infringement under applicable law.

     1.4 "Documentation" means the documentation which Sun provides for use with the Technology, as more particularly identified in Exhibit A.

                       *Confidential Treatment Requested

     1.5 "Field of Use" means the relevant market segments and/or product areas identified in Exhibit B.

     1.6 "Intellectual Property Rights" means all intellectual property rights worldwide arising under statutory or common law, and whether or not perfected, including, without limitation, all (i) patents, patent applications and patent rights; (ii) rights associated with works of authorship including copyrights, copyright applications, copyright registrations, mask work rights, mask work applications, mask work registrations; (iii) rights relating to the protection of trade secrets and confidential information; (iv) any right analogous to those set forth in this Section 1.7 and any other proprietary rights relating to intangible property (other than trademark, trade dress, or service mark rights); and (v) divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired.

     1.7 "Java Applet Environment" or "JAE" means the combination of the Java Runtime Interpreter and the Java Classes.

     1.8 "Java Classes" means the Source Code (and corresponding binary code) of the Java packages identified in Exhibit A.I.a.

     1.10 "Java Runtime Interpreter" means the Source Code (and corresponding binary code) which implements the Java virtual machine, as specified in the Java Virtual Machine Specification.

     1.11 "Licensee Open Classes" means extensions or additions to the Java classes developed by Licensee which extend the AAPI, and which are made available to third parties for use in the development of additional software which outputs Java bytecodes and/or runs on a Java compatible Runtime Interpreter. Licensee Open Classes do not include interfaces within Products developed by Licensee which are used only internally by Licensee.

     1.12  "Platform   Dependent  Part"  means  those  Source  Code  files  (and
corresponding binary code) of the JAE which are not in a "share" directory or subdirectory thereof.

     1.13 "Product(s)" means Licensee hardware or software into which the Technology is included or integrated, in whole or in part. A "Product" including or integrating the JAE, or any portion thereof must: (i) have a principal purpose which is substantially different from that of the stand-alone JAE; (ii) represent a significant functional and value enhancement to the JAE;
(iii) operate in conjunction with the JAE; and (iv) not be marketed as a technology which replaces or substitutes for the JAE. A current list of Product(s) is specified in Exhibit B, which may be amended by Licensee to add Product(s) from time to time.

     1.14 "Shared Part" means those Source Code files (and corresponding binary code) of the JAE which are in any "share" directory or subdirectory thereof.

     1.15 "Source Code" means the human readable version, in whole or in part, of the Technology whether supplied by Sun or any other Java licensee and any corresponding comments and annotations.

                        *Confidential Treatment Requested

     1.16 "Technology" means the JAE, the Java Compiler and Updates to the extent that Licensee is entitled to receive them hereunder.

     1.17 "Trademarks" means all names, logos, designs, characters, and other designations or brands used by Sun in connection with the Technology.

     1.18 "Updates" means bug fixes, modifications, variations and enhancements, to the extent included in a patch or dot release of the Technology for the platform(s) specified in Exhibit C, which Sun generally licenses as part of the Technology. The term "Updates" does not include ports of the JAE to platforms other than those for which the fees have been paid as specified in Exhibit C.

2.0      LICENSE GRANTS

         2.1     Source Code License

     a. Subject to the terms and conditions contained in this Agreement and subject to Licensee's payments specified in Exhibit C, Sun hereby grants to Licensee, under and to the extent of Sun's Intellectual Property Rights and solely for the Field(s) of Use specified in Exhibit B, a perpetual, worldwide, non-exclusive, non-transferable license, without the right to sublicense (except as specified in Section 2.1b(ii)), to: (i) use the Source Code for internal development and porting, (ii) modify the Source Code to create Derivative Works (provided that Licensee shall be limited solely to creating Derivative Works that constitute Product(s), Licensee Open Classes, and Licensee-implemented modifications to the Platform Dependent Part ("Permitted Derivative Works")), and (iii) compile the Source Code and Permitted Derivative Works thereof.

     Licensee may extend the AAPI by the development of Licensee Open Classes provided that Licensee complies with the naming conventions of Section 2.5b.
Except for the above-described extensions, Licensee shall have no right to modify or subset the AAPI or to modify the functional behavior of the Java Runtime Interpreter.

     Except as specified in Section 2.1b(iii), Licensee shall have no right to distribute the Source Code of the Technology, or Permitted Derivative Works (to the extent that such Permitted Derivative Works include any of the Source Code).

                        *Confidential Treatment Requested

     b. Porting.

     (i) Licensee may port the Platform Dependent Part to platforms other than those specified in Exhibit C.

     (ii) If Licensee identifies any changes which are necessary to the Shared Part to enable porting to other platforms, Sun will make reasonable efforts to evaluate the feasibility of implementing such changes or reclassifying the necessary code as Platform Dependent.

     (iii) Licensee may sublicense and deliver a copy of the Source Code of the Technology to third parties located in the United States only in association with the delivery and sublicensing of Licensee Products, and solely for the purpose of enabling such third party to port or localize Products for Licensee. Any such sublicense shall be made no less restrictive than the terms and conditions of this Agreement. Distribution of Source Code outside the United States will require prior written approval by Sun. The restriction is not intended to imply geographic restrictions upon the sale and distribution of Licensee Products.

     c. Bug Fixes. Licensee will inform Sun promptly, and no later than it informs any third party, of any bugs identified in the Technology, and to the extent that Licensee elects to correct such bugs, Licensee will make the Source Code of such bug fixes promptly available to Sun free of all restrictions as they are implemented.

     2.2 Binary Code License

     a. Internal Use. Sun hereby grants a non-exclusive, worldwide, fully paid up license to reproduce and use an unlimited number of copies of the Technology in binary form, for Licensee's internal use during the term of this Agreement.

     b. Worldwide Distribution. Sun hereby grants Licensee a worldwide, nonexclusive license to distribute the Product(s), solely in binary form. Licensee may use such distribution channels for binary distribution as Licensee deems appropriate, including distributors, resellers, dealers and sales representatives (collectively, "Distributors").

                        *Confidential Treatment Requested

     2.3 Documentation.


     a. Sun hereby grants to Licensee, and Licensee hereby accepts, under Sun's intellectual Property Rights, a non-exclusive, non-transferable license (i) to use the Documentation for internal development purposes, (ii) to use, modify, translate, and subset the API Specification, Language Specification, and the HotJava Online Documentation to create technically accurate Licensee documentation and for on-line help messages directly applicable to the Product(s) which shall include all the relevant Sun copyrights, notices, and marks. Licensee is prohibited from book publishing activities with respect to the Documentation. Licensee may also use a pointer to the Sun Documentation on the Internet in connection with distribution of the Product(s).

     2.4 Compatibility.

     a. Java Compatability.

     (i) From time to time, Sun will make available test suites at no cost for validating that the portion of Licensee's Product which interprets Java bytecodes complies with the then-current AAPI as defined by Sun as of the date of that test suite ("Java Test Suite").

     (ii) Each version of a Product released by Licensee that interprets Java bytecodes must pass the Java Test Suite that was current not less than one hundred twenty (120) days before the beta release of such version of the Product.

     (iii) If Licensee provides Sun with written notice of the existence of a bug in a current Java Test Suite, then Licensee shall be released from compatibility with the minimum portion of such Java Test Suite necessary to avoid the impact of such bug, until such time as Sun provides to Licensee a corrected or new Java Test Suite.

     (iv) Licensee shall use a logo specified by Sun that indicates compatibility with the Java Test Suite (the "Compatibility Logo") in a trademark manner on all Licensee Product(s) which include or integrate the JAE distributed hereunder. The terms and conditions governing the parties' agreement as to trademarks, logos, and branding shall be governed by the Trademark License entered into herewith, attached as Exhibit F hereto, and incorporated by reference herein.

     b. Compiler Compatibility.

     (i) Any  Product(s)  that  performs a compiling  function  must continue to compile the complete Java Language as described in the Java Language Specification, and be able to generate fully-interpretable machine-independent bytecodes for the Java Runtime Interpreter as specified in the Java Virtual Machine Documentation.

                        *Confidential Treatment Requested

     (ii) From time to time, Sun will make publicly available test suites at no cost for validating that the portion of Licensee's Product which compiles the Java Language complies with the then-current Java Language Specification as defined by Sun as of the date of that test suite ("Java Language Test Suite").

     (iii) Each revision of a Product released by Licensee that compiles the Java language must pass the Java Language Test Suite that was current not less than one hundred twenty (120) days before the beta release of such version of the Product.

     (iv) If Licensee provides Sun with written notice of the existence of a bug in a current Java Language Test Suite, then Licensee shall be released from compatibility with the minimum portion of such Java Language Test Suite necessary to avoid the impact of such bug, until such time as Sun provides to Licensee a corrected or new Java Language Test Suite.

     c. Applet Tag Compatibility. Any Product that reads or writes hypertext markup language (HTML) or standard generalized markup language (SGML) shall use the Document Type Definition ("DTD") as specified in Exhibit E when referencing the Applet tag, unless another DTD is defined for the Applet tag by an industry standard.

     2.5 Licensee Open Classes

     a. Licensee shall deliver to Sun free of all restrictions the specification for the application programming interface for Licensee Open Classes as early as is reasonably possible but in no event later than the date on which it first provides such specification or an implementation thereof to any third party developer. Included with such specification shall be an appropriate test suite sufficiently detailed to allow Sun and third parties to produce implementations compatible with the specification. Licensee shall use its reasonable commercial efforts to clarify and correct the specification or the test suite upon written request by Sun, Licensee agrees to refrain from enforcing any Intellectual Property Rights that it might have relating to the specification of Licensee Open Classes and test suites. This Section is not intended to restrict Licensee's rights to enforce any Intellectual Property Rights that may apply to implementations of Licensee Open Classes and/or test suites.

     b. Licensee shall only use names for all Licensee Open Classes that begin with "COM.Licensee" or such other convention as Sun may reasonably require and shall not modify or extend the public class or interface declarations whose names begin with "java", "sun.hotjava", "COM.sun" or their equivalents in any subsequent naming convention. Licensee will make reasonable commercial efforts to ensure that other software which it redistributes conforms to this convention.

     c. Licensee hereby grants a non-exclusive, worldwide fully-paid-up license to use an unlimited number of copies of the Licensee Open Classes, in binary form, for Sun's internal use, such use including but not limited to demonstration rights. Licensee agrees to reasonably negotiate in good faith with Sun the terms of a commercial license for the source code of the Licensee Open Classes. The parties agree that the fees and other terms and conditions of this Agreement are a reasonable standard against which to judge such a license on a proportionate basis comparing the scope and complexity of the Licensee Open Class being licensed to the scope and complexity of the Technology.

                        *Confidential Treatment Requested

     2.6 Ownership

     a. Ownership by Sun. Sun retains all right, title and interest in the Technology, Documentation, Updates, bug fixes, Trademarks, and Derivative Works (except for Permitted Derivative Works), and associated Intellectual Property Rights. Licensee agrees to execute (in recordable form where appropriate) any documents Sun may reasonably request to verify and maintain Sun's ownership rights, or to transfer any part of the same which may vest in Licensee for any reason. Licensee further agrees to promptly deliver to Sun any Derivative Works (except for Permitted Derivative Works) of the Technology created by Licensee pursuant to and during the term of this Agreement. Sun shall have no obligations of confidentiality to Licensee for such Derivative Works, nor shall Sun be obligated to incorporate any such Derivative Works into the Technology.

     b. Ownership by Licensee. Licensee retains all right, title and interest in Permitted Derivative Works created by Licensee pursuant to and during the term of this Agreement, subject to Sun's underlying rights identified in Section 2.6a.

     2.7 No Other Grant. Each party agrees that this Agreement does not grant any right or license, under any Intellectual Property Rights of the other party, or otherwise, except as expressly provided in this Agreement, and no other right or license is to be implied by or inferred from any provision of this Agreement or by the conduct of the parties.

     2.8 Contractors. Licensee may retain third parties located in the United States to furnish services to it in connection with the development of Product(s); provided however, that all such third parties shall execute appropriate documents: (i) acknowledging their work-made-for-hire status and/or effecting assignments of all Intellectual Property Rights with respect to such work to Licensee or Sun, as appropriate, and (ii) undertaking obligations of confidentiality and non-use with respect to such work. Sun may, upon its request, review any documents proposed for use by Licensee prior to any use of such contractors.

     2.9 Pre-Release. Licensee may release Product(s) based on alpha and beta releases of the JAE and Compiler licensed by Sun hereunder only for alpha or beta testing Product.

     3.0 SUPPORT AND UPDATES

     3.1 Updates. Subject to the payment of the fees specified in Exhibit C, Sun shall provide Updates to Licensee under the terms and conditions of this Agreement, when and if any such Updates are made available by Sun to any commercial licensees similarly situated.

     3.2 Support. Subject to payment of the fees specified in Exhibit C, Sun shall provide the support identified therein to Licensee during the term of this Agreement. The selection of the support engineer shall be at Sun's sole discretion. Licensee may designate a maximum of XXXX contacts to interface with the Sun support engineer. Sun shall make reasonable commercial effort to respond to Licensee requests for support in accordance with the escalation procedure set forth in Exhibit G hereto.

                        *Confidential Treatment Requested

     4.0 PAYMENT

     4.1 License and Support Fees. Licensee shall pay to Sun the license, update and/or support fees set forth in Exhibit C within thirty (30) days from the Effective Date of this Agreement. Thereafter, and for the term of the Agreement, Licensee shall pay the Support Fee on or before the anniversary of the Effective Date.

     4.2 Royalty Payments. Payment of all royalties shall be made quarterly, shall be due thirty (30) days following the end of the calendar quarter to which they relate and shall be submitted with a written statement documenting the basis for the royalty calculation.

     4.3 Taxes. All payments required by this Agreement shall be made in United States dollars, are exclusive of taxes, and Licensee agrees to bear and be responsible for the payment of all such taxes, including, but not limited to, all sales, use, rental receipt, personal property or other taxes and their equivalents which may be levied or assessed in connection with this Agreement (excluding only taxes based on Sun's net income).

     4.4 Records. Licensee shall maintain account books and records consistent with Generally Accepted Accounting Principles appropriate to Licensee's domicile, as may be in effect from time to time, sufficient to allow the correctness of the royalties required to be paid pursuant to this Agreement to be determined.

     4.5 Audit Rights. Sun shall have the right to audit such accounts upon reasonable prior notice using an independent auditor of Sun's choice (the "Auditor"). The Auditor shall be bound to keep confidential the details of the business affairs of Licensee and to limit disclosure of the results of any audit to the sufficiency of the accounts and the amount, if any, of a payment adjustment that should be made. Such audits shall not occur more than once each year (unless discrepancies are discovered in excess of the five percent (5%) threshold set forth in Section 4.6, in which case two consecutive quarters per year may be audited). Except as set forth in Section 4.6 below, Sun shall bear all costs and expenses associated with the exercise of its rights to audit.

     4.6 Payment Errors. In the event that any errors in payments shall be determined, such errors shall be corrected by appropriate adjustment in payment for the quarterly period during which the error is discovered. ln the event of an underpayment of more than five percent (5%) of the proper amount owed, upon such underpayment being properly determined by the Auditor, Licensee shall reimburse Sun the amount of said underpayment and all reasonable costs and expenses associated with the exercise of its rights to audit, and interest on the overdue amount at the maximum allowable interest rate from the date of accrual of such obligation.

     5.0 ADDITIONAL AGREEMENT OF PARTIES

     5.1 Notice of Breach or Infringement. Each party shall notify the other immediately in writing when it becomes aware of any breach or violation of the terms of this Agreement, or when Licensee becomes aware of any potential or actual infringement by a third party of the Technology or Sun's Intellectual Property Rights therein.

                        *Confidential Treatment Requested

     5.2 Notices. Licensee shall not remove any copyright notices, trademark notices or other proprietary legends of Sun or its suppliers contained on or in the Technology or Documentation. Each unit of Product(s) containing the Technology distributed by Licensee shall include in Licensee's documentation, or in other terms and conditions of sale, notices substantially similar to those contained on and in the Technology. Licensee or its Distributors shall require an end user license agreement for each unit of Product(s) shipped and Licensee shall provide Sun with a copy of such form agreement for review and approval. If Licensee or its Distributors use a package design or label for the Product(s), such package design or label shall include an acknowledgment of Sun as the source of the Technology and such other notices as specified in Exhibit F. In addition, Licensee shall comply with all reasonable requests by Sun to include Sun's copyright and/or other proprietary rights notices on the Product(s), documentation or related materials, including but not limited to the notices and acknowledgments as specified in Exhibit F.

     5.3 End User Support. Licensee shall provide technical and maintenance support service for its distributors and end user customers in accordance with Licensee's standard support practices. Sun shall not be responsible for providing any support to Licensee's distributors or customers for the Technology or the Product(s).

     5.4 Marketing. Licensee will cooperate with Sun on mutually agreeable marketing and promotional activities relating to the Technology. Licensee's initial press announcement concerning execution of this Agreement must be reviewed and approved by Sun prior to its release.

     5.5 References to Licensee. Licensee hereby authorizes Sun to make reference to Licensee as a user of the Technology in advertising, marketing, collateral, customer lists and customer success stories prepared by or on behalf of Sun for the Technology, provided that Licensee will have the right to approve the use of its name, such approval not to be unreasonably withheld or delayed.

     6.0 LIMITED WARRANTY AND DISCLAIMER

     6.1 Limited Warranty. Sun represents and warrants that the media on which the Technology is recorded will be free from defects in materials and workmanship for a period of ninety (90) days after delivery. Sun's sole liability with respect to breach of this warranty is to replace the defective media. Except as expressly provided in this Section 6.1, Sun licenses the Technology and Documentation to Licensee on an "AS IS" basis.

     6.2 General Disclaimer. EXCEPT AS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE HEREBY DISCLAIMED.

     6.3 Logo  Disclaimer.  SUN MAKES NO WARRANTIES OF ANY KIND  RESPECTING  THE
COMPATIBILITY LOGO(s), INCLUDING THE VALIDITY OF SUN'S RIGHTS IN THE COMPATIBILITY LOGO(s) IN ANY COUNTRY, AND DISCLAIMS ANY AND ALL WARRANTIES THAT MIGHT OTHERWISE BE IMPLIED BY APPLICABLE LAW, INCLUDING WARRANTIES AGAINST INFRINGEMENT OF THIRD PARTY TRADEMARKS.

     6.4 Limitation. The warranties set forth in this Section 6.0 are expressly subject to Section 9.0 (Limitation of Liability).

                        *Confidential Treatment Requested

     7.0 CONFIDENTIAL INFORMATION

     7.1 Confidential Information. For the purposes of this Agreement, "Confidential Information" means the Technology and that information which relates to (i) Sun hardware or software, (ii) Licensee hardware or software,
(iii) the customer lists, business plans and related information of either party, and (iv) any other technical or business information of the parties, including the terms and conditions of this Agreement. In all cases, information which a party wishes to be treated as "Confidential Information" shall be marked as "confidential" or "proprietary" (or with words of similar import) in writing by the disclosing party on any tangible manifestation of the information transmitted in connection with the disclosure, or, if disclosed orally, designated as "confidential" or "proprietary" (or with words of similar import) at the time of disclosure. Sun has no obligation of confidentiality to Licensee with respect to Derivative Works (except for Permitted Derivative Works) and the specifications of the Licensee Open Classes.

     7.2 Preservation of Confidentiality. The parties agree that all disclosures of Confidential Information (as defined under Section 7.1 above) shall be governed by and treated in accordance with the terms of the Confidential Disclosure Agreement (the "CDA") attached hereto as Exhibit D and incorporated herein by reference, modified as follows:

     (a) the definition of "Confidential  Information"  shall be as set forth in
Section 7.1 above notwithstanding any definition set forth in the CDA; (b) the use of Confidential Information shall be limited to the scope of the licenses provided in this Agreement;

     (c) the obligations of confidentiality expressed in the CDA shall extend three (3) years beyond termination of this Agreement, except with respect to Sun Source Code which shall be held in confidence in perpetuity; and

     (d) the CDA shall remain in effect for the term of this Agreement.

     8.0 LIMITED INDEMNITY

     8.1 Licensee acknowledges that portions of the Technology may be in pre-release form and that Sun shall not be liable for any defects or deficiencies in the Technology or in any Product, process or design created by, with or in connection with the Technology whether or not such defect and/or deficiencies are caused, in whole or in part, by defects or deficiencies in the design or implementation of the Technology. Sun will provide to Licensee a limited indemnity as described in Sections 8.2- 8.5 below for the JAE and the Java Compiler as of the Effective Date, and will include such limited indemnity for the HotJava Browser upon its first commercial shipment by Sun.

     8.2 Sun will defend, at its expense, any legal proceeding brought against Licensee, to the extent it is based on a claim that use of the FCS or subsequent version(s) of the Technology, (excluding pre-release versions) ("FCS Technology") is an infringement of a Berne Convention copyright, and will pay all damages awarded by a court of competent jurisdiction attributable to such claim, provided that Licensee: (i) provides notice of the claim promptly to Sun;
(ii) gives Sun sole control of the defense and settlement of the claim; (iii) provides to Sun, at Sun's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Sun's prior written consent. XXXX

     8.3 Should any FCS Technology or any portion thereof become, or in Sun's opinion be likely to become, the subject of a claim of infringement for which indemnity is provided under Section 8.2, Sun shall, as Licensee's sole and exclusive remedy, elect to: (i) obtain for Licensee the right to use such FCS Technology; (ii) replace or modify the FCS Technology so that it becomes non-infringing; or (iii) accept the return of the Technology and grant Licensee a refund of the License Fee and royalties, as depreciated on a five year straight-line basis.

                        *Confidential Treatment Requested

     8.4 Sun shall have no liability for any infringement or claim which results from: (i) use of other than a current unaltered version of the FCS Technology, if such version was made available to Licensee; (ii) use of the FCS Technology in combination with any non-Sun-provided equipment, software or data; or (iii) Sun's compliance with designs or specifications of Licensee.

     8.5 THIS SECTION STATES THE ENTIRE LIABILITY OF SUN WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE TECHNOLOGY. SUN SHALL HAVE NO OTHER LIABILITY WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF LICENSEE OR ANY THIRD PARTY AS A RESULT OF USE, LICENSE, OR SALE OF TECHNOLOGY.

     8.6 Indemnity by Licensee. Except with respect to claims for which Sun is obligated to indemnify Licensee under Section 8.2, Licensee shall defend and indemnify Sun from any and all claims brought against Sun by third parties, and shall hold Sun harmless from all corresponding damages, liabilities, costs and expenses, (including reasonable attorneys' fees) incurred by Sun arising out of or in connection with Licensee's use, reproduction or distribution of the Technology or Product(s), or Licensee Open Classes. Licensee's obligation to provide indemnification under this Section shall arise provided that Sun: (i) provides notice of the claim promptly to Licensee; (ii) gives Licensee sole control of the defense and settlement of the claim; (iii) provides to Licensee, at Licensee's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Licensee's prior written consent.

     9.0 LIMITATION OF LIABILITY

     9.1 Limitation of Liability. Except for express undertakings to indemnify under this Agreement and/or breach of Sections XXXX:

     a. Each party's liability to the other for claims relating to this Agreement, whether for breach or in tort, shall be limited to the license fees and royalties paid by Licensee for the Technology related to the claims.

     b. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), NO MATTER WHAT THEORY OF LIABILITY, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES. FURTHER, LIABILITY FOR SUCH DAMAGE SHALL BE EXCLUDED, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE. The provisions of this Section 9.0 allocate the risks under this Agreement between Sun and Licensee and the parties have relied upon the limitations set forth herein in determining whether to enter into this Agreement.

     9.2 High Risk Activities. The Technology is not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. Sun disclaims any express or implied warranty of fitness for such uses. Licensee agrees that it will not use or license the Technology for such purposes, and that it will ensure that its licensees and end users of the Technology are provided a copy of the foregoing notice.

                        *Confidential Treatment Requested

     10.0 TERM AND TERMINATION

     10.1 Term. The term of this Agreement shall begin on the Effective Date and shall continue for a period of five (5) years, or until terminated as provided below. Each year for five (5) consecutive years following expiration of the initial five (5) year term, at Licensee's sole option, Licensee may extend the term of this Agreement for one (1) additional year. Licensee shall indicate its intent to extend the Agreement by written notice to Sun within thirty (30) days prior to the expiration of the preceding term. Termination is permitted either for breach of this Agreement, upon thirty (30) days written notice to the other party and an opportunity to cure within such thirty (30) day period, or upon any action for infringement of any Intellectual Property Rights relating to the Technology by Licensee against Sun or any of Sun's licensees of the Technology.

     10.2 Effect of Expiration. Upon expiration of this Agreement, Sun shall retain use, under the terms of this Agreement, of the Intellectual Property Rights received hereunder, and Licensee shall be authorized to: (i) distribute Product(s) containing the version of the Technology incorporated therein at the time of expiration, subject to Licensee's continued compliance with the Test Suites current at the time of expiration, and payment of royalties, and (ii) retain one (1) copy of the Technology in Source Code form to support customers having copies of Product(s) distributed by Licensee prior to the expiration hereof. All other rights of Licensee shall terminate-upon such expiration.

     10.3 Effect of Termination. In the event of termination of this Agreement by Sun in accordance with Section 10.1 above, Licensee shall promptly: (i) return to Sun all copies of the Technology and Derivative Works thereof in tangible or electronic form, Documentation, and Confidential information (collectively "Sun Property") (excluding Permitted Derivative Works) in Licensee's possession or control; or (ii) permanently destroy or disable all copies of the Sun Property in Licensee's possession or control, except as specifically permitted in writing by Sun; and (iii) provide Sun with a written statement certifying that Licensee has complied with the foregoing obligations. All rights and licenses granted to Licensee shall terminate upon such termination.

     10.4 No Liability for Expiration or Lawful Termination. Neither party shall have the right to recover damages or to indemnification of any nature, whether by way of lost profits, expenditures for promotion, payment for goodwill or otherwise made in connection with the business contemplated by this Agreement, due to the expiration or permitted or lawful termination of this Agreement. EACH PARTY WAIVES AND RELEASES THE OTHER FROM ANY CLAIM TO COMPENSATION OR INDEMNITY FOR TERMINATION OF THE BUSINESS RELATIONSHIP UNLESS TERMINATION IS IN MATERIAL BREACH OF THIS AGREEMENT.

     10.5 No Waiver. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision. The rights of Sun under this Section 10.0 are in addition to any other rights and remedies permitted by law or under this Agreement.

     10.6 Survival. The parties' rights and obligations under Sections 2.0, 4.0, 5.2, 6.0, 7.0, 8.0, 9.0, 10.0, and 11.0 shall survive expiration or termination of this Agreement, excluding in the event of breach by Licensee, Licensee's rights under Section 2.0, which shall terminate.

                        *Confidential Treatment Requested

     10.7 Irreparable Harm. The parties acknowledge that breach of Sections 2.0, 5.2, 7.0, 9.2, or 11.6 may cause irreparable harm, the extent of which would be difficult to ascertain. Accordingly, they agree that, in addition to any other legal remedies to which a non-breaching party might be entitled, such party may seek immediate injunctive relief in the event of a breach of the provisions of such Sections.

     11.0 MISCELLANEOUS

     11.1 Notices. All notices must be in writing and delivered either in person or by certified mail, postage prepaid, return receipt requested, to the person(s) and address specified below. Such notice will be effective upon receipt.

                  Sun                                                        Licensee

                  Sun Microsystems, lnc.                                     GemStone Systems, Inc.
                  2550 Garcia Avenue                                         15400 N.W. Greenbrier Parkway Mountain View,
                  California 94043                                           Suite 280
                  Attn: JavaSoft Business Development                        Beaverton, Oregon  97006
                  cc: JavaSoft Legal Department                              Attn: _________________________

     11.2 Partial Invalidity. If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law then, that provision notwithstanding, this Agreement shall remain in full force and effect and such provision shall be deleted unless such a deletion would frustrate the intent of the parties with respect to any material aspect of the relationship established hereby, in which case, this Agreement and the licenses and rights granted hereunder shall terminate.

     11.3 Complete Understanding. This Agreement and the Exhibits hereto constitute and express the final, complete and exclusive agreement and understanding between the parties with respect to its subject matter and supersede all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof. No terms of any purchase order or similar document issued by Licensee shall be deemed to add to, delete or modify the terms and conditions of this Agreement. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or part, except by a written instrument signed by the parties.

     11.4 Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall be for accommodation only and shall not be binding on the parties to this Agreement. All communications and notices made or given pursuant to this Agreement, and all documentation and support to be provided, unless otherwise noted, shall be in the English language.

                        *Confidential Treatment Requested

     11.5 U.S. Government Restricted Rights. If Licensee is licensing Product or accompanying documentation to or on behalf of the U.S. Government, it shall be made subject to "Restricted Rights", as that term is defined in the Federal Acquisition Regulations ("FARs") in paragraph 52.227-19(c)(2), or its equivalent paragraph in the DOD Supplement to the FARs. Contractor/Manufacturer is: Sun Microsystems Inc., 2550 Garcia Ave., Mountain View, CA 94043.

     11.6 Governing Law. This Agreement is made under and shall be governed by and construed under the laws of the State of California, regardless of its choice of laws provisions.

     11.7 Compliance with Laws. The Technology, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import the Technology or Product(s) as may be required after delivery to Licensee.

     Licensee shall make reasonable efforts to notify and inform its employees having access to the Technology of Licensee's obligation to comply with the requirements stated in this Section.

     11.8 Disclaimer of Agency. Licensee is not authorized to make any representation or warranty on behalf of Sun to its end users or third parties. The relationship created hereby is that of licensor and licensee and the parties hereby acknowledge and agree that nothing herein shall be deemed to constitute Licensee as a franchisee of Sun. Licensee hereby waives the benefit of any state or federal statutes dealing with the establishment and regulation of franchises.

     11.9 Delivery. As soon as practicable after the Effective Date, Sun shall deliver to Licensee one (1) copy of each of the deliverables set forth in Exhibit A. Licensee acknowledges that certain of the deliverables are in various stages of completion and agrees to accept the deliverables as and to the extent completed as of the date of delivery and "AS IS." In the event any deliverable is already in the possession or custody of Licensee, such item(s) shall, to the extent used in connection with the rights granted in Section 2.0 above, be subject to the terms of this Agreement, notwithstanding any pre-existing agreement or understanding between Licensee and Sun with respect to such items.

     11.10 Assignment and Change in Control. This Agreement may not be assigned by either party without the prior written consent of the other party, except that Sun may assign this Agreement to a majority-owned subsidiary.

     11.11 Construction. This Agreement has been negotiated by Sun and Licensee and by their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

                        *Confidential Treatment Requested

     11.12 Force Majeure. Except for the obligation to pay money, neither party shall be liable to the other party for non-performance of this Agreement, if the non-performance is caused by events or conditions beyond that party's control and the party gives prompt notice under Section 11.1 and makes all reasonable efforts to perform.

     11.13 Exhibits. The following are incorporated herein by reference as integral parts of this Agreement:

   Exhibit A-        Description of Technology and Documentation
   Exhibit B-        Identification of Licensee Product(s) and Field(s) of Use
   Exhibit C-        Schedule of Fees and Royalties
   Exhibit D-        Confidential Disclosure Agreement
   Exhibit E-        Document Type Definition
   Exhibit F-        Trademark License
   Exhibit G-        Support Escalation Procedures
   Exhibit H-        Approved Licensee Modifications to Shared Part

     11.14 Section References. Any reference contained herein to a section of this Agreement shall be meant to refer to all subsections of the section.

     11.15 No Competitive Restrictions. The Parties agree that nothing in this Agreement is intended to prohibit Licensee from independently developing or acquiring technology that is the same as or similar to the Technology, provided that Licensee does not do so in breach of its obligations under this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Sun Microsystems; Inc.                               Licensee


By:      /s/ Alan Baratz                             By:  /s/  Doug G. Pollack
Name:  ALAN BARATZ                                   Name: DOUG G. POLLACK
            (Print or Type)                                (Print or Type)
Title:   President                                   Title: Vice President, Marketing
Date:    August 7, 1996                              Date:  July 25, 1996

                        *Confidential Treatment Requested

                                    EXHIBIT A

                   DESCRIPTION OF TECHNOLOGY AND DOCUMENTATION



     To the extent that Sun has not already delivered any of the following listed items to Licensee as of the Effective Date of the Agreement to which this Exhibit A is attached, Sun shall deliver each of the following items to Licensee under the terms of the Agreement.

     I. Technology: Java Applet Environment

     The Java Applet Environment consists of the following source code:

     a. All the java files from the following Java packages:

                  java.lang         Language Classes
                  java.io           Stream I/O
                  java.net          Networking Classes
                  java.util         General utilities
                  java.applet       Applet Classes
                  java.awt          Abstract Window Toolkit
                  java.awt.image    Image Handling Classes
                  java.awt.peer     Implementation Classes for awt

     b. The Source Code for the Java Runtime Interpreter consisting of the Shared Part and the Platform-Dependent Part.


     II. Technology: Java Compiler

     The Java Compiler consists of the following source code:

                  java.tools.asm            Assembler
                  java.tools.debug          Debugging Classes
                  java.tools.java           Parser helper Classes
                  java.tools.javac          Compiler
                  java.tools.javadoc        Documentation Generator
                  java.tools.tree           Parse Tree Classes
                  java.tools.tty            TTY Access to the Debugger

                        *Confidential Treatment Requested

                                    EXHIBIT B

           IDENTIFICATION OF LICENSEE PRODUCTS(S) AND FIELD(S) OF USE



     Product(s): Product known by internal code name "JavaStone".


     Field of Use: XXXX

                        *Confidential Treatment Requested

                                    EXHIBIT C

                         SCHEDULE OF FEES AND ROYALTIES


     Licensee  shall pay to Sun the fees and royalties  specified  below for the
Technology:


     License Fee: $XXXX for the first platform, payable $XXXX within thirty days of the Effective Date, $XXXX per quarter thereafter, for the next three calendar quarters.

     $XXXX  for  each  additional   currently  available  platform  selected  by
Licensee.

     Java Applet Environment:

     Per Unit Royalty: a per copy royalty of $XXXX for each licensed user of the Products(s) distributed by or for Licensee.

     Java Compiler:

     Per-Unit Royalty: a per copy royalty of $XXXX for each licensed user of the Product(s) distributed by or for Licensee.

     Updates and Support Fees:

     For the XXXX $XXXX for Primary Support, payable in equal quarterly payments.

     In Subsequent Years, at Licensee's option on an annual basis

     $XXXX per year for Primary Support, payable in equal quarterly payments, or

     $XXXX per year for the Updates and Bug Reporting only, payable in equal quarterly payments.

     Where such versions are not complete as of the Effective Date, the fee covers the first commercial version shipped by Sun for that platform. The fees and royalties specified herein are cumulative.

     The fees specified in this Agreement are solely for the platforms identified below: (check applicable platforms)

                    SPARC/Solaris XX ____
                    Win32/Intel____________
                    MacOS (68K,Power PC) ____________

                        *Confidential Treatment Requested

                                    EXHIBIT D

                        CONFIDENTIAL DISCLOSURE AGREEMENT

                                (to be attached)

                        *Confidential Treatment Requested

                  BI-LATERAL CONFIDENTIAL DISCLOSURE AGREEMENT

                                                Effective Date: ______ 14, 1996

     Sun Microsystems, Inc., by and through its JavaSoft business unit, ("Sun"); and GemStone Systems, Inc. ("Party") agree that:

     1. a) The information disclosed under this Agreement ("Information") includes the following:

     Sun Information: JavaSoft technology, business and technical information relating to JavaSoft products, JavaSoft product licensing practices and fees, research and development plans, customers, and marketing and future business plans:

Party Information:       GemStone Java & Internet-related development plans
                         (If not filled in by Party, then no Party information
                         is to be disclosed)

     b) Information may be used solely for the purpose of evaluating business opportunities between the parties.

     2. This Agreement covers only information which is disclosed between the Effective Date and twelve (12) months thereafter. Each party's obligations regarding information expire three (3) years after the date of disclosure (except for Sun source code, which shall be protected in perpetuity). Information shall be used solely as permitted above, and shall not be disclosed to a third party other than a subsidiary, agent, or subcontractor of the receiving party who has agreed to be bound by the terms of this Agreement. Each party shall protect information of the other party using the same degree of care, but no less than a reasonable degree of care, as such party uses to protect its own confidential information. Upon termination of this Agreement or the disclosing party's written request, the receiving party shall cease use of information and return or destroy all information.

     3. Each party shall be obligated to protect only information: (a) disclosed in tangible form clearly labeled as confidential or proprietary at the time of disclosure; or (b) disclosed in non-tangible form, identified as confidential or proprietary at the time of disclosure, and summarized in writing, designated as confidential or proprietary, and delivered to the other party within thirty (30) days after disclosure.

     4. This Agreement imposes no obligation upon the receiving party with respect to information which: (a) was in the possession of, or was known by, the receiving party prior to its receipt from the disclosing party, without an obligation to maintain its confidentiality; (b) is or becomes generally known to the public without violation of this Agreement; (c) is obtained by the receiving party from a third party, without an obligation to keep such information confidential; or (d) is independently developed by the receiving party without use of information. Disclosure of the other party's information is not prohibited if prior notice is given to the other party and such disclosure is:
(a) compelled pursuant to a legal proceeding, or (b) otherwise required by law.

     5. Information is provided "AS IS", and all representations and warranties, express or implied, including fitness for a particular purpose, merchantability, and noninfringement, are hereby disclaimed. Neither party has an obligation to sell or purchase any item from the other party. Except for breaches relating to Sun source code, neither party shall be liable for any special, incidental, consequential or punitive damages by reason of any alleged breach of this Agreement based on any theory of liability. Nothing in this Agreement shall be construed as a representation that the receiving party will not develop or acquire information that is the same as or similar to Information, provided that the receiving party does not do so in breach of this Agreement. The receiving party agrees that any breach of this Agreement may result in irreparable harm to the disclosing party for which damages would be an inadequate remedy and, therefore, in addition to its rights and remedies otherwise available at law, the disclosing party shall be entitled to equitable relief, including injunction, in the event of such breach. The receiving party does not acquire any rights in information, except the limited right to use information as described above.

     6. This Agreement constitutes the entire agreement between the parties concerning its subject matter. All additions or modifications to this Agreement must be made in writing and must be signed by an authorized representative of each party. The parties agree to comply strictly with all applicable export control laws and regulations. Any action related to this Agreement will be governed by California law, excluding choice of law rules.

                        *Confidential Treatment Requested

SUN MICROSYTEMS, INC., by and through       PARTY:  GemStone Systems, Inc.
JAVASOFT

BY: /s/ Mike Clary                          BY: /s/ Douglas G. Pollack
NAME: Mike Clary                            NAME: Douglas G. Pollack
TITLE: Director-Sales & Business            TITLE: VP, Marketing
           Development


                        *Confidential Treatment Requested

                                    EXHIBIT E

                            DOCUMENT TYPE DEFINITION


     In order to ensure interoperability between all Java compliant browsers, Sun needs to define the exact notation of applets in HTML documents. The format of the APPLET tag is chosen to be implementation language independent and SGML compliant. SGML compliance is important if the APPLET tag is to be accepted as part of the HTML standard in the future.

(Note - Open brackets [  ] represent the "<" and ">" symbol.

Example:

                  [applet codebase="http://java.sun.com/people/avh/classes"
                                code="BounceItem.java" width=400 height=300]
                  [/applet]

     The applet tag has the following attributes:


CODEBASE                   The base url of the applet.  The applet's code is located relative to this URL.  If this attribute is not specified, it defaults to the document's URL.
CODE                       The file in which the applet is located.  This file is relative to base url of the applet.  It cannot be absolute.
ALT                        Alternate text which can be displayed by text only browsers.
NAME                       The symbolic name of the applet.  This name can be used by applets in the same page to locate each other.
WIDTH                      Required attribute which specifies the initial width of the applet in pixels.
HEIGHT                     Required attribute which specifies the initial height of the applet in pixels.
ALIGN                      The alignment of the applet, similar to the img tag.
VSPACE                     The vertical space around the applet, similar to the img tag.
HSPACE                     The horizontal space around the applet, similar to the img tag.


     Note that the position of the applet in the page is determined by the width, height, align, vspace and hspace attributes just like the img tag.

     Applets can access the above attributes using the getParameter() method call defined in the Applet class. All attribute/parameter names are automatically folded to lower case. Applets that require parameters in addition to the predefined ones need to use the param tag. It is unfortunately not legal in SGML for a tag to have an arbitrary list of attributes. That is why additional applet parameters explicitly using the PARAM tag have to be named. For example:

      [applet code="DateItem.class" alt="The Date" width=200 height=40] [param name="speaker" value="avh"]
      [param name="translator" value="DutchTime"]
      [/applet]


     In addition to the ALT tag, Licensee can include additional text and markup before the applet end tag. Java compliant browsers will ignore this text, but browsers that do not understand the applet tag will display it instead of the applet. For example:

            [applet codebase=classes code=ImageLoop.class width=100 height=100] [param name=imgs value="images/duke]

                        *Confidential Treatment Requested

     If Licensee were using a Java enabled browser, Licensee would see an animation instead of this static image. [p]
                 [img src=images/duke/T1.gif"]
                  [/applet]

     Below is the formal SGML DTD for the APPLET and PARAM tags.

[!ELEMENT APPLET - (PARAM*, (%text;)*)]
[!ATTLIST APPLET
                  CODEBASE CDATA #IMPLIED            - code base -
                  CODE CDATA #REQUIRED               - code file -
                  ALT CDATA #IMPLIED                 - alternative string -
                  NAME CDATA #IMPLIED                - the applet name -
                  HEIGHT NUMBER #REQUIRED
                  ALIGN
(left|right|top|texttop|middle|absmiddle|baseline|bottom|absbottom) baseline
                  VSPACE NUMBER #IMPLIED
                  HSPACE NUMBER #IMPLIED

]

[!ELEMENT PARAM -- O EMPTY]
[!ATTLIST PARAM
                  NAME NAME #REQUIRED        - The name of the parameter -
                  VALUE CDATA #IMPLIED       - The value of the parameter -

>

                       *Confidential Treatment Requested

                                    EXHIBIT F

                                TRADEMARK LICENSE




                              JAVA-COMPATIBLE LOGO



                                    LICENSOR
                             SUN MICROSYSTEMS, INC.
                               2550 Garcia Avenue
                             Mountain View, CA 94303
                                     U.S.A.
                                 (415) 960-1300




                                    LICENSEE

                        *Confidential Treatment Requested

                                TRADEMARK LICENSE

     The following terms and conditions governing Java compatibility branding and trademarks generally ("License") are incorporated by reference into the Technology License and Distribution Agreement ("TLDA") between Sun and Licensee, attached hereto. Where this License is more specific than or inconsistent with the TLDA, the terms of this License shall govern. Otherwise the TLDA shall apply. The parties agree that:

1.       DEFINITIONS

     1.1. "Branded Product" means all online software or tangible copies or units of any version of Licensee's Products being distributed in association with any Compatibility Logo.

     1.2. "Compatibility Logo" means the Java-compatible logo supplied by Sun to Licensee from time-to-time. The current version of the logos are depicted at the end of this License.

     1.3. "Licensee's Products" means only the products described in Exhibit B of the TLDA.

     2. GRANT OF LICENSE

     Sun grants to Licensee a non-exclusive, non-transferable, personal, paid-up, royalty-free license, within the Territory in Section 3, to use the Compatibility Logos ("License") as provided herein with respect to each of Licensee's Products that fully meet the certification requirements of Section 4. Licensee is granted no other right, title, or license to the Compatibility Logos or any other Sun trademark, and is specifically granted no right or license to sublicense the Compatibility Logos or any other Sun trademarks. This License shall apply and pass through to Licensee's distributors who distribute Licensee's Products as transferred by Licensee (i.e., without any modifications to the Product, product packaging, documentation or other materials) ("Distributors"). Licensee shall provide notice of this License to and enforce its terms with Distributors. Sun shall be entitled to enforce the terms of this License directly against any Distributor in the event Licensee fails to do so. All subsequent references herein to "Licensee" shall include and apply to "Distributors".

     3. TERRITORY

     Licensee shall not use any Compatibility Logo on or in Licensee's Products distributed via tangible media (e.g., CD or diskettes) or on any other tangible materials (e.g., user documentation) in countries other than those listed below ("Territory"), unless Sun expressly agrees in writing beforehand to extend the Territory (which Sun may refuse to do in its sole discretion). This territorial restriction shall not apply to on-line distribution of Licensee's Products over the Internet. Licensee shall pay all costs, including fees for legal services, registrations, recordals, and foreign language translations associated with any extension of the Territory requested by Licensee. Sun may eliminate any country from the Territory if it determines in its sole judgment that use or continued use of the Compatibility Logo in such country may subject Sun or any third party to legal liability, or may jeopardize the Compatibility Logos or any Sun trademark in that or any other country. In such event, Licensee shall promptly cease all use of the Compatibility Logos in such countries upon written notice from Sun.

                       *Confidiential Treatment Requested

Australia
Austria
Belgium
Benin
Netherlands
Luxembourg
Brazil
Burkino Faso
Cameroon
Canada
Central African Republic
Chad
Chile
China (P.R.C)
Columbia
Congo
Czech Republic
Denmark
Egypt
France
Gabon
Germany
Greece
Guinea
Hong Kong
Hungary
India
Indonesia
Israel
Italy
Ivory Coast
Japan
Mali
Malaysia
Mauritania
Mexico
New Zealand
Niger
Norway
Philippines
Portugal
Russia
Senegal
Singapore
South Korea
Spain
Sweden
Switzerland
Taiwan
Thailand
Togo
Turkey
Ukraine
UAE
U.K.
United States
Venezuela

                        *Confidential Treatment Requested

     4. CERTIFICATION

     License applies only to versions of Licensee's Products that have successfully passed the relevant Test Suites made available by Sun to Licensee pursuant to the TLDA, and which otherwise fully comply with all other compatibility and certification requirements of the TLDA. Upon thirty (30) days written notice by Sun no more than two (2) times per calendar year, Licensee shall permit Sun to inspect and test any Branded Products at a mutually-agreeable location to ensure that they meet the compatibility requirements of the TLDA. Upon request by Sun, Licensee shall promptly make any modifications to any version of a Branded Product necessary for it to meet such compatibility requirements.

     5. LOGO AND TRADEMARK USAGE

     Licensee shall use the Compatibility Logos only as specified in any guidelines or policies made by Sun concerning the appearance, placement or use of the Compatibility Logo ("Logo Guidelines"). Licensee shall: (i) use only approved logo artwork provided by Sun, (ii) for tangible media, display the Compatibility Logos on external product packaging, documentation, and media (disk, CD-ROM, tape, etc.); (iii) for online versions of Licensee's Product, display the Compatibility Logos on web pages featuring information about the Product in GIF images that point to the current Sun Java page (http://java.sun.com) via hypertext link; (iv) for both tangible-media and online versions, display the Compatibility Logos on "splashscreens" appearing upon launch of Licensee's Product, if any, and in general product information screens (e.g., "About", "Help", "Info"); (v) display the Compatibility Logos on tangible marketing collateral featuring Licensee's Products, including advertisements and datasheets; and (vi) not display Compatibility Logos more prominently or larger than Licensee's company name/logo and product name/logo, wherever displayed.

     Licensee shall comply with the current versions of the Sun Trademark & Logo Policies and the Java/HotJava Trademark Guidelines [http://java. sun.com/tm_guidelines.html], including but not limited to using the Java/HotJava mark as an adjective followed by generic descriptors, marking the Java/HotJava mark with a (TM) symbol, and attributing the Java/Hot Java mark as a trademark of Sun Microsystems, Inc. in a legend on packaging, splashscreens, web page, and other collateral and materials. Licensee may not include any Sun trademark (e.g., Sun, Java, HotJava, Solaris, etc.) in Licensee's company, business or subsidiary names, or in the name of any of Licensee's products, services, technologies, or web pages. Licensee shall promptly modify any usage and any material that does not conform to the Logo Guidelines, the Sun Trademark & Logo Policies, or the Java/HotJava Trademark Guidelines upon notice from Sun specifying the non-conformance. Licensee shall notify its distributors and customers of any such non-conformance as to materials or products already distributed, as may be reasonably requested by Sun.

     6. PROTECTION OF TRADEMARKS AND LOGOS

     Sun is the sole owner of the Compatibility Logos (including the marks depicted therein) and all goodwill associated therewith. Licensee's use of the Compatibility Logos inures solely to the benefit of Sun. Licensee shall not do anything that might harm the reputation or goodwill of the Compatibility Logos. Licensee shall not challenge Sun's rights in or attempt to register the Compatibility Logos, or any other name or mark owned by Sun or substantially similar thereto. Licensee shall take no action inconsistent with Sun's rights in the Compatibility Logos. If at any time Licensee acquires any rights in, or registrations or applications for, the Compatibility Logos by operation of law or otherwise, it will immediately upon request by Sun and at no expense to Sun, assign such rights, registrations, or applications to Sun, along with any and all associated goodwill. Licensee shall assist Sun to the extent reasonably necessary to protect and maintain the Compatibility Logos worldwide, including but not limited to giving prompt notice to Sun of any known or potential infringement of the Compatibility Logos, and cooperating with Sun in the preparation and execution of any documents necessary to record this License as may be required by the laws or rules of any country. Sun may at its option commence, prosecute or defend any action or claim concerning the Compatibility Logos in the name of Sun or Licensee, or join Licensee as a party thereto. Sun shall have the right to control any such litigation. Licensee shall not commence any action regarding the Compatibility Logos. Sun shall reimburse Licensee for the reasonable costs associated with providing such assistance, except to the extent that any such costs result from a breach of the License by Licensee.

                        *Confidential Treatment Requested

     IN WITNESS WHEREOF, the parties hereby execute this Agreement through the authorized representatives whose names appear below

SUN MICROSYSTEMS, INC.              LICENSEE

By:/s/ Alan Baratz                  By: /s/ Doug G. Pollack
---------------------               ---------------------------
Name: Alan Baratz                   Name: Doug G. Pollack
Title: President                    Title: Vice President, Marketing
Date: August 07, 1996               Date: July 25, 1996

                     COMPATIBILITY LOGOS LICENSED HEREUNDER

                        *Confidential Treatment Requested

                                    EXHIBIT G

                          SUPPORT ESCALATION PROCEDURES


     Severity Description:

     1) Heavy System Impact: System is down, user is unable to function or complete work. This includes a non-isolated, consistently reproducible problem resulting in a system crash or problem preventing and/or delaying Licensee's marketing of Products(s).

     Response: If consistently reproducible in the Technology as delivered by Sun, Sun will acknowledge the problem and within one (1) business day begin to work upon a solution, provided that Licensee has provided all necessary information. Otherwise, Sun will acknowledge the problem and within two (2) business days begin to work upon a solution, provided that the problem can be reproduced and Licensee has provided all necessary information.

     2) Moderate System Impact: Causes a loss of a product's major function, but not all of its functionality. This covers problems which must be corrected but progress is not prevented but immediate attention is not required. This includes an isolated, reproducible problem resulting in a system crash or the failure of a significant utility or problem delaying Licensee's development schedule.

     Response: Sun will acknowledge the problem and within three (3) business days begin to work upon a solution, provided that the problem can be reproduced and Licensee has provided all necessary information.

                        *Confidential Treatment Requested

                                    EXHIBIT H
                                      XXXX














                        *Confidential Treatment Requested

                                 AMENDMENT 1 TO
                  TECHNOLOGY LICENSE AND DISTRIBUTION AGREEMENT


     This Amendment to that Technology License and Distribution Agreement (the "Agreement") dated July 18, 1996 between Sun Microsystems, Inc., acting by and through its JavaSoft business unit ("Sun") with its principal place of business at 2550 Garcia Avenue, Mountain View, California 94043 and GemStone Systems, Inc., an Oregon corporation with its principal place of business at 15400 N.W. Greenbrier Parkway, Suite 280, Beaverton, OR 97006 ("Licensee").


                                    RECITALS

     WHEREAS Sun wishes to license additional elements of its Java (TM) technology, while maintaining compatibility among Java [tm] language-based products; and

     WHEREAS Licensee wishes to develop and distribute products based upon additional elements of Sun's Java technology;

     NOW THEREFORE, Sun and Licensee enter into this Amendment to the Agreement on the following terms:

     1.0 EXHIBITS

     1.1. Original Exhibit C of the Agreement is replaced by Exhibit C* hereto.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

Sun Microsystems, Inc.                    Licensee

By: /s/ Lee Patch                         By: /s/ Douglas G. Pollack

Name: Lee Patch                           Name: Douglas G. Pollack
         (Print or Type)                        (Print or Type)

Title: Vice President                     Title: Vice President, Marketing

Date:  11/19/96                           Date: 11/18/96

                        *Confidential Treatment Requested

                                   EXHIBIT C*

                                SCHEDULE OF FEES

     Licensee  shall pay to Sun the fees and royalties  specified  below for the
Technology:

     License Fee: $XXXX for the first platform, payable $XXXX within thirty days of the Effective Date, $XXXX per quarter thereafter, for the next three calendar quarters.

     $XXXX  for  each  additional   currently  available  platform  selected  by
Licensee.

     Java Applet Environment: Per Unit Royalty: a per copy royalty of $XXXX for each licensed user of the Product(s) distributed by or for Licensee. Java
Compiler: Per Unit Royalty: a per copy royalty of $XXXX for each licensed user of the Product(s) distributed by or for Licensee.
Updates and Support Fees:

     For the XXXX $XXXX for Primary Support, payable in equal quarterly payments.

     In Subsequent Years, at Licensee's option on an annual basis

     $XXXX per year for Primary Support, payable in equal quarterly payments, or

     $XXXX per year for Updates and Bug Reporting only, payable in equal quarterly payments.

     Where such versions are not complete as of the Effective Date, the fee covers the first commercial version shipped by Sun for that platform. The fees and royalties specified herein are cumulative.

     The fees specified in this Agreement are solely for the platforms identified below: (check applicable platforms)

         SPARC/Solaris              ______XX_____

         Win32/Intel                ______XX_____
         MacOS (68K, PowerPC)       _____________



                        *Confidential Treatment Requested

                                 AMENDMENT 2 TO
                  TECHNOLOGY LICENSE AND DISTRIBUTION AGREEMENT


     This Amendment 2 to that Technology License and Distribution Agreement (the "Agreement") dated July 18, 1996 between Sun Microsystems, Inc., acting by and through its JavaSoft business unit ("Sun") with its principal place of business at 2550 Garcia Avenue, Mountain View, California, 94043 and GemStone Systems, Inc., an Oregon corporation with its principal place of business at 20575 N.W. von Neumann Drive, Beaverton, OR 97006 ("Licensee").


                                    RECITALS

     WHEREAS the parties desire to modify the basis upon which royalties will be paid to Sun under the Agreement;

     NOW THEREFORE, Sun and Licensee enter into this Amendment 2 to the Agreement on the following terms:

     1.0 Exhibits

     1.1 Exhibit C* of the Agreement is replaced by Exhibit C** hereto.


     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.


Sun Microsystems, Inc.                      Licensee


By:           /s/ Alan Baratz               By: /s/ Bryan Grummon

Name:         Alan Baratz                   Name:   Bryan Grummon
              (Print or Type)               (Print or Type)


Title:        President, JavaSoft           Title:       President/CEO


Date:             2/13/98                   Date:             2/23/98

                        *Confidential Treatment Requested

                                   EXHIBIT C**

                                SCHEDULE OF FEES


     Licensee  shall pay to Sun the fees and royalties  specified  below for the
Technology:

     License Fee $XXXX for the first platform, payable $XXXX within thirty days of the Effective Date, $XXXX per quarter thereafter, for the next three calendar quarters.

     $XXXX  for  each  additional   currently  available  platform  selected  by
Licensee.

Java Applet Environment:

Per Unit Royalty:

     (i) a per copy royalty of $XXXX for each licensed user of the Products distributed by or for Licensee; or

     (ii) XXXX

Java Compiler:

     Per Unit Royalty: a per copy royalty of $XXXX for each licensed user of the Product(s) distributed by or for Licensee.

Updates and Support Fees:

     For the XXXX $XXXX for Primary Support, payable in equal quarterly payments.

     In Subsequent Years, at Licensee's option on an annual basis

     $XXXX per year for Primary Support, payable in equal quarterly payments, or

     $XXXX per year for Updates and Bug Reporting only, payable in quarterly payments.

     Where such versions are not complete as of the Effective Date, the fee covers the first commercial version shipped by Sun for that platform. The fees and royalties specified herein are cumulative.

     The  fees  specified  in  this  Agreement  are  solely  for  the  platforms
identified     below:     (check     applicable     platforms)

                    SPARC/Solaris_________XX_________
                    Win32/Intel  _________XX_________
                    MacOS (68K,PowerPC)______________

                        *Confidential Treatment Requested

                               AMENDMENT NO. 3 TO
                  TECHNOLOGY LICENSE AND DISTRIBUTION AGREEMENT

     This Amendment No. 3 (the "Amendment") to the Technology License and Distribution Agreement dated July 18, 1996 (the "Agreement") by and between Sun Microsystems, Inc., acting by and through its Java-Soft business unit ("Sun"), and Gemstone Systems, Inc., ("Licensee") is entered into this 9th day of January, 1998 (the "Effective Date") by and between the same parties.

     RECITALS

     WHEREAS the parties have previously entered into this Agreement concerning the license of certain Java technologies and now wish to amend the Agreement so as to extend its terms to additional Java technology;

     NOW, THEREFORE, Sun and Licensee enter into this Amendment on the following terms:

     1.0 DEFINITIONS

     Section 1.0 - Definitions of the Agreement is amended by the restatement of the terms "Shared Part" and "Technology" and by the addition of a new subsection
1.19 as follows:

     1.14 "Shared Part" means those Source Code files (and corresponding binary code) of the Technology which are identified as "shared" (or words of similar meaning) or which are in any "share" directory or subdirectory thereof.

     1.16 "Technology" means the JAE, the Java Compiler, the Hot Spot Premium Components as set forth in Exhibit C-10 hereto, and Updates to the extent that Licensee is entitled to receive them hereunder.

     1.19 "Java Test Suites" means the applicable test suites associated with each Technology, as may be revised by Sun during the Term.

     2.0 LICENSE GRANTS

     Section 2.0 - LICENSE GRANTS of the Agreement is amended by extending the licenses (and corresponding obligations) set forth therein to the Hot Spot Premium Components, except that such licenses are granted only for the Field of Use set forth in Exhibit C-10 and to the extent such Exhibit sets forth additional or different terms concerning the Hot Spot Premium Components such terms shall govern.

                        *Confidential Treatment Requested

     EXHIBITS

     With respect to the Hot Spot Premium Components, the original Exhibits A and C of the Agreement are replaced by the attached Exhibit C-10.

     IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be executed by their duly authorized representatives.


Sun Microsystems, Inc.                 Licensee

By:/s/ Alan Baratz                     By: /s/Bryan Grummon
Name:     Alan Baratz                  Name:  Bryan Grummon
(Print or Type)                             (Print or Type)
Title:     President, JavaSoft         Title: President/CEO

Date:        2/13/98                   Date: 2/23/98


                        *Confidential Treatment Requested

                                  EXHIBIT C-10
                           HOT SPOT PREMIUM COMPONENTS


     I. Description of Technology and Documentation

     The Hot Spot Premium Components ("Optimizer"), which are not yet available, are expected to consist of the following components:

     a. Hot Spot XXXX

     b. The Source Code for the Java Runtime Interpreter which implements the Java Virtual Machine, consisting of the Shared Part, identified as those files which are in any "share" directory or subdirectory thereof, and the Platform-Dependent Part, identified as other files which are compiled with the "share" files to produce the Runtime Interpreter program.

     c. Documentation:

         Java OEM Language Specification
         Java OEM API Specification
         Java OEM Virtual Machine Specification
         Documentation for Optimizer if and as provided by Sun

     II. Field(s) of Use: Licensee's Gemstone/J family of products

     III. Products List: XXXX

     IV. Schedule of Fees and Royalties

      A. Upfront Source License Fee:

         For the first two OS/CPU platforms specified below     XXXX
         For each additional OS/CPU platform                   $XXXX

     Beginning April 1, 1998, the Upfront Source License Fee shall entitle Licensee to have access to the then-current pre-release version of the Optimizer as well as to any Upgrades to the Optimizer, if any, up to and including but not beyond the initial FCS release of the Optimizer.

                        *Confidential Treatment Requested

     *This amount shall be paid in three installment payments as follows; provided, however, that if Sun does not FCS the Optimizer for the Windows NT/95 platform by June 30, 1998 or for the Solaris/SPARC platform by September 30, 1998, then Licensee may elect, upon giving written notice to Sun at any time prior to such FCS, to convert Upfront Source License Fee to pre-paid royalties applicable to JAE-based Products

         $XXXX due not later than April 30, 1998;
         $XXXX due not later than June 15, 1998
         $XXXX due not later than September 15, 1998

     OS/CPU Platforms Expected to be Available from Sun:

         Windows NT/95     ____x____
         Solaris/SPARC     ____x____
         Solaris/x86       ____x____

     B. Porting Assistance and Limited Support and Update Fees:

     Porting Assistance (prior approval required)XXXX/year + travel/expenses Limited Support and Upgrade $XXXX/year**

     **This fee shall be paid in equal quarterly installments of $XXXX each, with the first such installment due not later than June 15, 1998 and with each subsequent installment due not later than the 15th day of the last month of the applicable calendar quarter; provided, however, that if Sun does not FCS the Optimizer for the Windows NT/95 platform by June 30, 1998 or for the Solaris/SPARC platform by September 30, 1998, then Licensee may elect, upon giving written notice to Sun at any time prior to such FCS, to apply the Limited Support and Update Fee paid for the Optimizer to future Support and Update Fees due with respect to JAE. The staggered nature of the payments specified in this
Section IV.B shall not affect Licensee's right to receive any benefits provided by Sun under its Limited Support and Update program for Optimizer (e.g. access to pre-release code to the extent such code is also made available to other licensees).

     C.  Binary  Distribution   Royalties  per  unit  or  concurrent  user:  not
applicable

     V. Supplemental License Terms and Compatibility Requirements

     A. Notwithstanding Section 2.2b or any other provision of the Agreement, the Binary Code Distribution License set forth in Section 2.2b shall not be effective, and Licensee may not sublicense or distribute the Hot Spot Premium Components or any Products or other Derivative Works thereof in binary form to any third party except for Derivative Works which implement or integrate a FCS-level release of the Hot Spot Premium Components.

     B. Products must pass the Java Test Suites for the Java Application Environment pursuant to the requirements of Section 2.4, including compatability with any standard JAE extensions which Licensee elects to distribute with Products. Licensee may self-certify such compatibility unless Sun policy requires verification of compatibility by an independent test facility designated by Sun, at Licensee's expense. XXXX

     C. XXXX

     VI. Compatibility Logo

         XXXX

     VII. Description of Support and Updates During the full term of this Agreement, Licensee shall contract for Limited Support as specified below. In addition, Licensee may, subject to Sun's prior approval, contract for Porting Assistance as specified below.

     Limited Support and Updates. Subject to payment of the fees specified above, Licensee shall have access to Updates of the Optimizer subsequent to its initial FCS release, if any, and to the JavaSoft bug tracking database via Sun's TLDA Licensee web site, and Licensee shall be included on Sun's TLDA Licensee general support alias. Licensee shall be assigned a primary point of contact in the JavaSoft engineering support organization to provide email, facsimile and telephone support (during regular business hours Pacific Standard Time) solely for the purpose of providing available information regarding bugs identified in the Technology by Licensee, and provided that Licensee must first consult the JavaSoft bug tracking database for possible resolution. In no event shall Licensee's payment of the Limited Support and Upgrade Fee be understood to obligate Sun to develop or make generally available for release any Upgrades to the Optimizer.

                        *Confidential Treatment Requested

     Porting Assistance. [tbd]

     VIII. End user License Terms

     For Products distributed pursuant to a software license agreement to end users, Licensee shall include the following terms and conditions (or terms and conditions substantially similar in form and content). Licensee shall substitute Licensee's name in place of Sun in each instance where it occurs in the following text.

     Restrictions. Software is confidential copyrighted information of Sun and title to all copies is retained by Sun and/or its licensors. Customer shall not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer Software. Software may not be leased, assigned, or sublicensed, in whole or in part. Software is not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. Customer warrants that it will not use or redistribute the Software for such purposes.

     Export Regulations. Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Customer agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import Software. Software may not be downloaded, or otherwise exported or re-exported (i) into, or to a national or resident of, Cuba, Iraq, Iran, North Korea, Libya, Sudan, Syria or any country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nations or the U.S. Commerce Department's Table of Denial Orders.

     Restricted Rights. Use, duplication or disclosure by the United States government is subject to the restrictions as set forth in the Rights in Technical Data and Computer Software Clauses in DFARS 252.227-7013(c)(1)(ii) and FAR 52.227-19(c)(2) as applicable.

                        *Confidential Treatment Requested